Exhibit (a)(1)(vi)



               GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9



WHAT NAME AND NUMBER TO GIVE THE PAYER

         NAME

         If you are an individual, you must generally enter the name shown on your Social Security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, enter your first name, the last name shown on your Social Security card, and your new last name. If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

         Sole Proprietor--You must enter your individual name as shown on your Social Security card. You may enter your business, trade or "doing business as" name on the business name line.

         Limited Liability Company (LLC)--If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury regulations ss. 301.7701-3, enter the owner's name. Enter the LLC's name on the business name line. A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

         Other Entities--Enter the business name as shown on required federal income tax documents. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade or "doing business as" name on the business name line.

         TAXPAYER IDENTIFICATION NUMBER (TIN)

         You must enter your taxpayer identification number in the appropriate box. If you are a resident alien and you do not have and are not eligible to get a Social Security number, your taxpayer identification number is your IRS individual taxpayer identification number (ITIN). Enter it in the Social Security number box. If you do not have an individual taxpayer identification number, see HOW TO GET A TIN below. If you are a sole proprietor and you have an employer identification number, you may enter either your Social Security number or employer identification number. However, using your employer identification number may result in unnecessary notices to the payer, and the IRS prefers that you use your Social Security number. If you are an LLC that is disregarded as an entity separate from its owner under Treasury regulations ss. 301.7701-3, and are owned by an individual, enter the owner's Social Security number. If the owner of a disregarded LLC is a corporation, partnership, etc., enter the owner's employer identification number. See the chart below for further clarification of name and TIN combinations.

         Social Security numbers (SSN's) have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers (EIN's) have nine digits separated by only one hyphen: i.e. 00-0000000.

         The table below will help determine the number to give the payer.

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
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                                GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                                          NUMBER ON SUBSTITUTE FORM W-9

-------------------------------------- -----------------------      --------------------------------------- -----------------------
For this type of account:              Give Name                    For this type of account:               Give Name
                                       and TIN of:                                                          and TIN of:
-------------------------------------- -----------------------      --------------------------------------- -----------------------

1. Individual                          The individual               6. A valid trust, estate or pension     Legal entity(4)
                                                                    trust

2. Two or more individuals (joint      The actual owner of          7. Corporation or LLC electing          The corporation
account)                               the account or, if           corporate status on IRS Form 8832
                                       combined funds, the
                                       first individual on          8. Association, club, religious,        The organization
                                       the account(1)               charitable, educational or other
                                                                    tax-exempt organization

3. Custodian account of a minor        The minor(2)                 9. Partnership or multimember LLC       The partnership or LLC
(Uniform Gift to Minors Act)

4. a. The usual revocable savings      The grantor-trustee(1)       10. A broker or registered nominee      The broker or nominee
      trust (grantor is also
      trustee)

   b. The so-called trust account      The actual owner(1)          11. Account with the Department of      The public entity
      that is not a legal or valid                                  Agriculture in the name of a public
      trust under state law                                         entity (such as a state or local
                                                                    government, school district, or
5. Sole proprietorship or single       The owner(3)                 prison) that receives agricultural
   owner LLC not described in 7                                     program payments
-------------------------------------- -----------------------      --------------------------------------- -----------------------

   (1)    List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.
   (2)    Circle the minor's name and furnish the minor's Social Security number.
   (3)    You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).
   (4)    List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

   NOTE:  If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.


HOW TO GET A TIN
     If you do not have a taxpayer                          and give it to the payer before you are
identification number, apply for one                        subject to backup withholding. Other payments
immediately. To apply for a Social Security                 are subject to backup withholding without
number, get FORM SS-5, APPLICATION FOR A                    regard to the 60-day rule, until you provide
SOCIAL SECURITY NUMBER CARD, from your local                your taxpayer identification number.
Social Security Administration office. Get
FORM W-7 to apply for an individual taxpayer                     NOTE: Writing "Applied For" means that
identification number or FORM SS-4,                         you have already applied for a taxpayer
APPLICATION FOR EMPLOYER IDENTIFICATION                     identification number or that you intend to
NUMBER, to apply for an employer                            apply for one soon.
identification number. You can get Forms W-7
and SS-4 from the IRS.                                          EXEMPTION FROM BACKUP WITHHOLDING

     If you do not have a taxpayer                               PAYEES EXEMPT FROM BACKUP WITHHOLDING
identification number, write "Applied For" in               Individuals (including sole proprietors and
the space for the taxpayer identification                   LLCs disregarded as entities separate from
number, sign and date the form (including the               their individual owners) are NOT
Certificate of Awaiting Taxpayer                            automatically exempt from backupwithholding.
Identification Number), and give it to the
payer. For interest and dividend payments and                    For interest and dividends, the
certain payments made with respect to readily               following payees are generally exempt from
tradable instruments, you will generally have               backup withholding:
60 days to get a taxpayer identification number
                                                            1)   An organization exempt from tax
                                                                 under section 501(a) of the
                                                                  Internal Revenue Code of 1986, as

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
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                                GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                                          NUMBER ON SUBSTITUTE FORM W-9


     amended (the "Code"), an individual                         Interest payments that are generally
     retirement account (IRA), or a                         exempt from backup withholding include:
     custodial account under section
     403(b)(7) of the Code if the                                o  Payments of interest on obligations
     account satisfies the requirements                             issued by individuals. Note, however,
     of section 401(f)(2) of the Code.                              that such a payment may be subject to
2)   The United States or any of its                                backup withholding if the amount of
     agencies or instrumentalities.                                 interest paid during a taxable year
3)   A state, the District of Columbia,                             is $600 or more, and you have not
     a possession of the United States,                             provided your correct taxpayer
     or any of their political                                      identification number or you have
     subdivisions or instrumentalities.                             provided an incorrect taxpayer
4)   A foreign government or any of its                             identification number to the payer.
     political subdivisions, agencies or                         o  Payments of tax-exempt interest
     instrumentalities.                                             (including exempt-interest dividends
5)   An international organization or                               under section 852 of the Code).
     any of its agencies or                                      o  Payments described in section
     instrumentalities.                                             6049(b)(5) of the Code to nonresident
6)   A corporation.                                                 aliens.
7)   A foreign bank of central issue.                            o  Payments on tax-free covenant bonds
8)   A dealer in securities or                                      under section 1451 of the Code.
     commodities required to register in                         o  Payments made by certain foreign
     the United States, the District of                             organizations.
     Columbia or a possession of the
     United States.                                              Payments that are not subject to
9)   A real estate investment trust.                        information reporting are also not subject to
10)  An entity registered at all times                      backup withholding. For details, see sections
     during the tax year under the                          6041, 6041A, 6042, 6044, 6045, 6049, 6050A
     Investment Company Act of 1940.                        and 6050N of the Code, and the Treasury
11)  A common trust fund operated by a                      regulations thereunder.
     bank under section 584(a) of the
     Code.                                                       IF YOU ARE EXEMPT FROM BACKUP
12)  A financial institution (as defined                    WITHHOLDING, YOU SHOULD STILL COMPLETE AND
     for purposes of section 3406 of the                    FILE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE
     Code).                                                 ERRONEOUS BACKUP WITHHOLDING. ENTER YOUR
13)  A middleman known in the investment                    CORRECT TAXPAYER IDENTIFICATION NUMBER IN
     community as a nominee or who is                       PART 1, WRITE "EXEMPT" IN PART 2, AND SIGN
     listed in the most recent                              AND DATE THE FORM AND RETURN IT TO THE PAYER.
     publication of the American Society
     of Corporate Secretaries, Inc.,                             If you are a nonresident alien or a
     Nominee List.                                          foreign entity not subject to backup
14)  A trust exempt from tax under                          withholding, give the payer the appropriate
     section 664 of the Code or                             completed FORM W-8.
     described in section 4947 of the
     Code.                                                       PRIVACY ACT NOTICE.-Section 6109 of the
                                                            Code requires you to give your correct
     For broker transactions, persons listed                taxpayer identification number to persons who
in items 1-12, above, as well the persons                   must file information returns with the IRS to
listed in items 15-16, below, are exempt from               report interest, dividends and certain other
backup withholding.                                         income paid to you. The IRS uses the numbers
                                                            for identification purposes and to help
15)  A futures commission merchant registered               verify the accuracy of your tax return. The
     with the Commodity Futures Trading                     IRS may also provide this information to the
     Commission.                                            Department of Justice for civil and criminal
16)  A person registered under the Investment               litigation and to cities, states, and the
     Advisors Act of 1940 who regularly acts                District of Columbia to carry out their tax
     as a broker.                                           laws. You must provide your taxpayer
                                                            identification number whether or not you are
     PAYMENTS EXEMPT FROM BACKUP WITHHOLDING                required to file a tax return. Payers must
Dividends and patronage dividends that are                  generally withhold at the applicable rate on
generally exempt from backup withholding                    payments of taxable interest, dividends and
include:                                                    certain other items to a payee who does not
                                                            furnish a taxpayer identification number to a
     o  Payments to nonresident aliens                      payer. Certain penalties may also apply.
        subject to withholding under section
        1441 of the Code.
     o  Payments to partnerships not engaged
        in a trade or business in the United
        States and that have at least one
        nonresident alien partner.
     o  Payments of patronage dividends not
        paid in money.
     o  Payments made by certain foreign
        organizations.
     o  Payments made by an ESOP pursuant to
        section 404(k) of the Code.
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                              GUIDELINES FOR REQUEST FOR TAXPAYER IDENTIFICATION
                                        NUMBER ON SUBSTITUTE FORM W-9

PENALTIES
(1)     FAILURE TO FURNISH TAXPAYER
IDENTIFICATION NUMBER. -If you fail to
furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50.00 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)     CIVIL PENALTY FOR FALSE INFORMATION
WITH RESPECT TO WITHHOLDING.-If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500.00 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING
INFORMATION.-Willfully falsifying
certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX
CONSULTANT OR THE INTERNAL REVENUE SERVICE